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EXHIBIT 10.42

                            LOAN AND SECURITY AGREEMENT

       THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 19th day of August, 1999, by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, and BPI PACKAGING TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), with its principal office at 455 Somerset Avenue, Building No. 3, North Dighton, MA 02764.


                                    WITNESSETH:

       WHEREAS, from time to time Borrower may request LaSalle to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

       NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:


1.     DEFINITIONS

       (a)    General Definitions

       "ACCOUNT," "ACCOUNT DEBTOR," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," and "INVENTORY," shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

       "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower.

       "ANNUAL FEE" shall mean the Annual Fee set forth in paragraph 5(i) of this Agreement.

       "BENEFIT PLAN" shall mean an employee pension benefit plan of the Borrower or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA, each of which is specified on SCHEDULE 13(x) attached hereto.

       "BORROWING BASE" shall have the meaning specified in PARAGRAPH 2(b)(i) hereof.

       "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or such other day as banks in Chicago, Illinois are authorized or required to be closed for business.

       "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

       "CHANGE OF CONTROL" shall mean if the current shareholders of Borrower shall cease to directly or indirectly, of record or beneficially, own or control in the aggregate at least fifty percent (50%) of the voting shares of Borrower on a fully diluted basis and free and clear of all liens and security interests.

       "CLOSING AGENDA" shall have the meaning specified in PARAGRAPH 15(a)(i) hereof.

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       "CLOSING DATE" shall mean the date first stated above.

       "COLLATERAL" shall mean all of the personal property of Borrower described in PARAGRAPH 7 hereof, all of the real property of Borrower described in the Mortgages and all other real or personal property of any Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

       "CONTINUATION"   [RESERVED]

       "CONVERSION"   [RESERVED]

       "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), PLUS deferred taxes, PLUS depreciation and amortization deducted in determining net income for such period, MINUS Capital Expenditures for such period not financed, MINUS any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and PLUS the after-tax increase in LIFO reserves or MINUS the after tax decrease in LIFO reserves, TO (ii) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, PLUS any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period.

       "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

       "DGJ" shall mean DGJ, L.L.C., a Delaware limited liability company.

       "DGJ DEBT" shall mean the Promissory Note dated August 19, 1999 in the original principal amount of $4,773,584.88, made by Borrower and payable to DGJ, which note replaces and/or aggregates (i) Borrower's prior Promissory Note dated January 27, 1999 in the original principal amount of $3,200,000, (ii) a Promissory Note dated March 1, 1999 in the original principal amount of $218,665, and (iii) indebtedness owing to DGJ of $1,354,919.88, including interest on the foregoing.

       "DILUTION" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by LaSalle, by (b) gross invoiced sales of Borrower for such period.

       "EBITDA" shall mean, with respect to any period, net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) PLUS interest expense, income tax expense, depreciation and amortization for such period, LESS gains and losses attributable to any fixed asset sales made during such period, PLUS or MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

       "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to LaSalle in its sole discretion for lending purposes. LaSalle shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

              (i) it is genuine and in all respects is what it purports to be;

              (ii) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

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              (iii)  it arises from (A) the performance of services by Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and Borrower has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

              (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof and does not remain unpaid more than ninety (90) days past the stated invoice date thereof; PROVIDED, HOWEVER, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than ninety (90) days past the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

              (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

              (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

              (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

              (viii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

              (ix) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

              (x) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

              (xi) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

              (xii) the Account Debtor is a resident or citizen of, and is located within, the United States of America or Canada;

              (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

              (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

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              (xv)   it is not an Account which, when added to a particular
Account Debtor's other indebtedness to Borrower, exceeds the lesser of ten percent (10%) of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, PROVIDED, HOWEVER, that the credit limit for a particular Account Debtor so determined by LaSalle will not be decreased to less than ten percent (10%) if Borrower has obtained and properly assigned to LaSalle credit insurance with respect to such Account Debtor's Accounts; PROVIDED FURTHER, that Accounts excluded from Eligible Accounts solely by reason of this PARAGRAPH 1(a)(xv) shall be Eligible Accounts to the extent of such credit limit; PROVIDED FURTHER, that Accounts owed by Sonoco or Duro Bag Manufacturing Co. shall be eligible up to the lesser of (A) thirty-five percent (35%) of the aggregate of Borrower's Accounts, in each case individually and not in the aggregate, or (B) the limit of credit insurance obtained by Borrower and properly assigned to LaSalle with respect to such Accounts; AND PROVIDED FURTHER, that Accounts owed by Bunzl shall be eligible to the lesser of (A) twenty-five percent of the aggregate of Borrower's Accounts, or (B) the limit of credit insurance obtained by Borrower and properly assigned to LaSalle with respect to such Accounts;

              (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its sole discretion.

       "ELIGIBLE FINISHED GOODS INVENTORY" shall mean that portion of Eligible Inventory consisting of all fully manufactured goods and products which are ready for sale in the ordinary course of business, including products to be resold by Borrower, provided that Eligible Finished Goods Inventory shall not include any items which, in the sole discretion of LaSalle, are obsolete, unsalable or unmerchantable, based on such criteria as LaSalle in its sole discretion may from time to time deem appropriate.

       "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

              (i) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

              (ii) it is located on the premises listed on EXHIBIT A and is not in transit;

              (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

              (iv) it is not work in process and is held for sale or furnishing under contracts of service, it is (except as LaSalle may otherwise consent in writing) new and unused and free from defects which would, in LaSalle's sole determination, affect its marketability or market value;

              (v) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless LaSalle has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

              (vi) LaSalle has determined in accordance with LaSalle's customary business practices that it is not unacceptable due to age, type, category or quantity;

              (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrower contained in this Agreement; and

              (viii) does not consist of inks, solvents or packaging.

       "ELIGIBLE RAW MATERIALS INVENTORY" shall mean that portion of Eligible Inventory consisting of any and all goods and materials purchased by Borrower for use in any further manufacturing and/or processing and not yet transferred to Borrower's work-in-process inventory or otherwise issued to any production department or of Borrower, provided that Eligible Raw Materials Inventory shall not include any raw material which, in the sole discretion of LaSalle, are obsolete or unusable in Borrower's manufacturing, production or processing operations based on such criteria as LaSalle in its sole discretion may from time to time deem appropriate.

       "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       "EQUIPMENT LEASE" shall mean that certain Equipment Lease dated January 27, 1999 between DGJ and Borrower.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

       "ERISA AFFILIATE" shall mean any member of a controlled group of entities as determined under Section 414(b), (c), (m), or (o) of the IRC, of which the Borrowers are a member.

       "EVENT OF DEFAULT" shall have the meaning specified in PARAGRAPH 16 hereof.

       "EXCESS AVAILABILITY" shall mean, as of any date of determination by LaSalle, the excess, if any, of (i) the Borrowing Base over (ii) the outstanding Revolving Loans, in each case as of the close of business on such date. For purposes of calculating Borrower's Excess Availability and the amount of the Borrowing Base relating thereto, all of Borrower's trade payables and outstanding debt, other than the Liabilities hereunder, which remain unpaid more than thirty (30) days after the due dates thereof shall, on the date of the determination of Excess Availability, be deemed to have been paid by Borrower.

       "EXHIBIT A" shall mean the exhibit entitled "Exhibit A - Business and Collateral Locations" which is attached hereto and made a part hereof.

       "EXHIBIT B" shall mean the exhibit entitled Exhibit B - Officer's Certificate, which is attached hereto and made a part hereof.

       "FISCAL YEAR" shall mean with respect to Borrower, the twelve (12) month accounting period of Borrower commencing January 1 of each calendar year and ending December 31 of such calendar year.

       "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time, consistently applied.

       "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

       "INDEMNIFIED PARTY" shall have the meaning specified in PARAGRAPH 18 hereof.

       "INITIAL TNW AMOUNT" shall have the meaning prescribed in PARAGRAPH 14(n)(i) hereof.

       "LETTERS OF CREDIT" shall mean those documentary or stand-by letters of credit issued for Borrower's account in accordance with the terms of PARAGRAPH 4 hereof.

       "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

       "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

       "LOAN" or "LOANS" shall mean any and all Revolving Loans made by LaSalle to Borrower pursuant to PARAGRAPHS 2 AND 3 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder. If paragraph 3 of this Agreement is reserved, then Loans shall consist of Revolving Loans only, and any references to Term Loans shall be deemed surplusage.

       "LOCK BOX" and "BLOCKED ACCOUNT" shall have the meanings specified in PARAGRAPH 10 hereof.

       "MATERIAL ADVERSE EFFECT" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower.

       "MORTGAGE" shall mean each mortgage or deed of trust executed by Borrower in favor of LaSalle to secure the Liabilities.

       "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of any Borrower or any ERISA Affiliate.

       "NOTE" shall mean the Revolving Note.

       "OBLIGOR" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities; PROVIDED, HOWEVER, that such term shall not include any Account Debtor.

       "ORIGINAL TERM" shall have the meaning specified in PARAGRAPH 12 hereof.

       "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

       "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock or other similar ownership interest of Borrower or any Subsidiary.

       "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of LaSalle, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business,
(iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under PARAGRAPH 13(q) or permitted as Capital Expenditures under PARAGRAPH 14(n), the documents relating to such liens to be in form and substance acceptable to LaSalle, (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under PARAGRAPH 14(l), or to any other Subsidiary of Borrower, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by LaSalle in writing as set forth on SCHEDULE 1(a) attached hereto (including the liens relating to the DGJ Debt and the Equipment Lease, as set forth on SCHEDULE 1(a)); (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by an lien permitted by any of the foregoing SUBPARAGRAPHS (i) THROUGH (viii) inclusive; PROVIDED, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased, (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xi) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

       "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

       "PRIME RATE" shall mean the publicly announced prime rate of LaSalle Bank National Association, Chicago, Illinois, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of LaSalle Bank National Association in effect at any time.

       "PRIME RATE LOAN" shall mean a Revolving Loan that bears interest based on the Prime Rate.

       "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the Prime Rate.

       "RENEWAL TERM" shall have the meaning specified in PARAGRAPH 12 hereof.

       "REVOLVING LOANS" shall have the meaning specified in PARAGRAPH 2 hereof.

       "REVOLVING LOAN COMMITMENT" shall mean the sum of Four Million and no/100 Dollars ($4,000,000.00).

       "REVOLVING NOTE" shall mean the promissory note in the original principal amount of Four Million and no/100 Dollars ($4,000,000.00), executed by Borrower to the order of LaSalle, dated as of the Closing Date.

       "SUBORDINATED DEBT" shall mean indebtedness subordinated to the Liabilities in writing and on terms satisfactory to LaSalle in its sole discretion.

       "SUBSIDIARY" shall mean any corporation or company of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

       "TANGIBLE NET WORTH" shall mean shareholders' equity (including retained earnings) LESS the book value of all intangible assets, determined by LaSalle on a consistent basis, PLUS the amount of any debt subordinated to LaSalle on terms and conditions acceptable to LaSalle in its sole judgment, all as determined in accordance with GAAP, consistently applied.

       "TOTAL CREDIT FACILITY" shall mean the sum of Four Million and no/100 Dollars ($4,000,000.00).

       (b) ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in PARAGRAPH 14(n) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to PARAGRAPH 14(b) demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, absent the existence of an Event of Default:

       (a) LaSalle shall make such revolving loans and advances (the "Revolving Loans") to Borrower as Borrower shall from time to time request, in accordance with the terms of PARAGRAPH 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (A) the end of the Original Term or any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such term and (B) the acceleration of the Liabilities pursuant to PARAGRAPH 17 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrower exceeds (i) the Borrowing Base or (ii) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of (A) the outstanding principal balance of the Loans and (B) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by LaSalle pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Loans in such order as LaSalle shall determine in its sole discretion. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

       (b) LaSalle shall make Revolving Loans to Borrower up to the lesser of the following amounts, the amount calculated pursuant to SUBPARAGRAPH (i) below being the "Borrowing Base":

              (i) an amount equal to the sum of: (A) up to eighty-five percent (85%) of the face amount of Eligible Accounts PLUS, (B) the lesser of
(x) the sum of (I) up to fifty percent (50%) of the value of Eligible Finished Goods Inventory and (II) up to sixty percent (60%) of the value of Eligible Raw Materials Inventory, in each case calculated on the basis of the lower of cost or market value on a first-in, first-out basis, and (y) One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00); in each case, less such reserves as LaSalle elects to establish from time to time in the exercise of its sole discretion including, without limitation, a Dilution reserve if Dilution exceeds five percent (5%); OR

              (ii)   the Revolving Loan Commitment.


3.     TERM LOAN    [RESERVED]

4.     LETTERS OF CREDIT    [RESERVED]

5.     INTEREST, FEES AND CHARGES

       (a) RATES OF INTEREST. Interest accrued on all Loans shall be due on the earliest of: (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month; (ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Liabilities; or (iii) termination of this Agreement pursuant to PARAGRAPH 12 hereof. Interest shall accrue on the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half per cent (1.5%) above the Prime Rate. The rate of interest payable on Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect with respect to Revolving Loans under this PARAGRAPH 5 (a) plus two percent (2%).

       (b) COMPUTATION OF INTEREST AND FEES. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the Liabilities (subject to final payment of such items) on the second Business Day after receipt by LaSalle of good funds in LaSalle's account located in Chicago, Illinois.

       (c)    MAXIMUM INTEREST.    It is the intent of the parties that the rate
of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

       (d)    Letter of Credit Fees.  [RESERVED]

       (e) CLOSING FEE. Borrower shall pay to LaSalle a closing fee of Forty Thousand and no/100 Dollars ($40,000.00), which shall be fully earned, nonrefundable and due on the Closing Date.

       (f) UNUSED LINE FEE. Borrower shall pay to LaSalle at the end of each month, in arrears, an Unused Line Fee equal to three-eighths of one percent (0.375%) per year on the daily average amount by which the Revolving Loan Commitment exceeds the sum of (i) the outstanding principal balance of the Revolving Loans and (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term; provided, however, that no Unused Line Fee shall accrue after payment in full of the Liabilities.

       (g) EXAMINATION AND APPRAISAL FEES. In addition to the costs and expenses described in PARAGRAPH 14(o) hereof, Borrower shall pay to LaSalle an examination fee of Seven Hundred and no/100 Dollars ($700) per auditor per day for each examination performed by or at LaSalle's direction of Borrower's books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon the completion of each such examination.

       (h) CAPITAL ADEQUACY CHARGE. If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date and having general application to the types of loans made by LaSalle, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to LaSalle such additional amount or amounts ("Capital Adequacy Charge") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

       (i) ANNUAL FEE. Borrower shall pay to LaSalle on each anniversary of the Closing Date, an Annual Fee equal to one quarter of one percent (0.25%) of
the Total Facility.   No annual fee shall be payable on August 19, 2002 unless
this Agreement shall have been renewed.

6.     LOAN ADMINISTRATION

       (a) LOAN REQUESTS. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Chicago time) of such day, of its intention to borrow a Prime Rate Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; PROVIDED, HOWEVER, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Prime Rate Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower.

       (b) DISBURSEMENT. Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under PARAGRAPH 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Loan requested under PARAGRAPH 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability.

7. GRANT OF SECURITY INTEREST TO LASALLE. As security for the payment of all Loans now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, investment property, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; PROVIDED, HOWEVER, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

10.    COLLECTIONS.

       (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("LOCK BOX") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. Borrower shall establish an account ("BLOCKED ACCOUNT") in LaSalle's name for the benefit of Borrower with a financial institution acceptable to LaSalle, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to set off against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by LaSalle, whether in respect of the Accounts of

Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Liabilities of Borrower in accordance with the terms of this Agreement. Borower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account Agreement with Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be indorsed by Borrower to LaSalle, and, if that indorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to indorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints
LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to indorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein; PROVIDED, HOWEVER, that LaSalle shall not exercise any such powers described in subparagraphs (i),
(ii) (except for routine lock box payments/proceeds) and (iv) unless and until an Event of Default has occurred.

       (b) LaSalle may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow LaSalle to collect the Accounts. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder.

       (c) For the purpose of determining Borrower's Borrowing Base hereunder, LaSalle shall, upon receipt by LaSalle at its office in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

       (d) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, reasonable attorneys' fees for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

       (e) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate indorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an indorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to indorse or assign the same on Borrower's behalf.

       (f) LaSalle shall render to Borrower each month a statement of Borrower's account or accounts, as the case may be, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon Borrower unless LaSalle receives a written statement of Borrower's exceptions thereto within thirty (30) days after such statement was rendered to Borrower.

11. SCHEDULES AND REPORTS. Borrower shall furnish or cause to be furnished to LaSalle the following:

       (a) DAILY REPORTS. Borrower shall provide LaSalle with an executed daily loan report and certificate in LaSalle's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least one each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to LaSalle and shall contain such additional information as LaSalle may reasonably require concerning Accounts and Inventory included, described or referred to in such report and any other documents in connection therewith requested by LaSalle including, without limitation, but only if specifically requested by LaSalle, copies of all invoices prepared in connection with such Amounts.

       (b) MONTHLY FINANCIAL STATEMENTS. As soon as practicable and in any event within twenty (20) days following the end of each calendar month: (1) statements of income and statements of cash flow of Borrower for each such month and for the period from beginning of the then current Fiscal Year of Borrower to the end of such month, (2) balance sheets of Borrower as of the end of such month, and (3) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding Fiscal Year of Borrower, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal year-end computations of Borrower's compliance with the covenants set forth in this Agreement.

       (c) MONTHLY REPORTS. In addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (a) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to LaSalle including, without limitation, the names and addresses of all Account Debtors of Borrower, and (b) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as LaSalle may require in its sole discretion), including a listing of any held checks; and (2) within ten (10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and LaSalle's standard form of Inventory report then in effect or the form most recently requested from Borrower by LaSalle, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

       (d) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of Borrower: (a) statements of income of Borrower for such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, and (2) statements of cash flow of Borrower for such Fiscal Year, such statements to be presented in accordance with GAAP and certified by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to LaSalle, whose opinion shall be unqualified, in form and substance reasonably satisfactory to LaSalle. Commencing with the Fiscal Year ending on or about December 31, 1999, such financial statements shall set forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year of Borrower.

       (e) ANNUAL PROJECTIONS. As soon as practicable and in any event prior to the beginning of each Fiscal Year of Borrower, projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by LaSalle.

       (f) ACCOUNTANT'S REPORTS. As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters."

       (g) EXPLANATION OF BUDGETS AND PROJECTIONS. In conjunction with the delivery of the annual presentation of projections or budgets referred to in PARAGRAPH 11(e) above, a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

       (h) OTHER INFORMATION. With reasonable promptness, such other business or financial data, reports, appraisals and projections as LaSalle may reasonably request.

       (i) ACCOMPANYING CERTIFICATES. All financial statements delivered to LaSalle pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by PARAGRAPH 11 (b) and (d) above, Borrower shall deliver to LaSalle an officer's certificate in the form attached hereto as EXHIBIT B, which shall include a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to LaSalle.

12.    TERMINATION.

       (a) This Agreement shall be in effect from the date hereof until August 19, 2002 ("ORIGINAL TERM") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "RENEWAL TERM") unless (i) the due date of the Liabilities is accelerated pursuant to PARAGRAPH 17 hereof; or (ii) Borrower elects or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election.
Borrower shall pay all of the Liabilities in full on the effective date of such termination. If one or more of the events specified in SUBPARAGRAPHS (i) or
(ii) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full; PROVIDED, HOWEVER, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, (A) Borrower shall deliver to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason and (B) upon Borrower's request, LaSalle shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower.

       (b) If, for any reason, this Agreement is terminated prior to the end of the Original Term or any Renewal Term including, in the sole discretion of LaSalle, if an effective termination results from Borrower prepaying all or substantially all of the Liabilities, Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, and in lieu of any further annual fee, an amount equal to: (i) one percent (1.0%) of the Total Credit Facility if this Agreement is terminated during the first year of the Original Term; and (ii) no prepayment fee if this Agreement is terminated after the first year of the Original Term. In light of the extreme difficulty of accurately calculating actual damages arising out of any early termination, LaSalle and Borrower have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred.

13. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

       (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since the date of the Borrower's financial statements delivered to LaSalle most recently prior to the date of this

Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

       (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in EXHIBIT A; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

       (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on EXHIBIT A, and at other locations within the continental United States of which LaSalle has been advised by Borrower in writing;

       (d) Borrower shall immediately give written notice to LaSalle of any use of any such Goods in any state other than a state in which Borrower has previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

       (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

       (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle from time to time, and Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

       (g) Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

       (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

       (i) except as otherwise disclosed on SCHEDULE 13 (i), there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

       (j) Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure to comply with which would have a Material Adverse Effect on its business, property, assets, operations or condition, financial or otherwise;

       (k) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

       (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

       (m) Borrower's name, for not less than five (5) years has been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as otherwise disclosed in writing to LaSalle; Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing;

       (n) with respect to Borrower's Equipment (except for that portion of the Equipment which is subject to the Equipment Lease and title to which is retained by DGJ): (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment, including, without limitation, the Equipment described or listed on the appraisal schedule of Equipment prepared by Daley-Hodkin Appraisal Corporation and dated September, 1998, delivered to LaSalle prior to the date of this Agreement; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment; and (v) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

       (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

       (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

       (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Liabilities; (ii) indebtedness disclosed to LaSalle on SCHEDULE 13 (q); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business and (iv) unsecured indebtedness arising from the indorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business;

       (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

       (s) except as otherwise disclosed on SCHEDULE 13(s), Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

       (t) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

       (u) Except as set forth in SCHEDULE 13(u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

       (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

       (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

       (x) except as set forth on SCHEDULE 13(x), no Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC within the immediately preceding five (5) year period; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; no Benefit Plan has experienced an accumulated funding deficiency under
Section 412 of the IRC; no lien has been imposed upon such Borrower or any ERISA Affiliate of such Borrower under Section 412(n) of the IRC, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit plan; neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount in the aggregate in excess of $5,000 pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither Borrower nor any ERISA Affiliate of borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower or any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan;

       (y) (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened, and Borrower shall immediately notify LaSalle upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored, disposed of any Hazardous Materials; (iii) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, Borrower shall, following the determination by LaSalle that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower's expense, cause an independent environmental engineer acceptable to LaSalle to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

       (z) Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect on Borrower. From time to time, at the request of LaSalle, Borrower and its Subsidiaries shall provide to LaSalle such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 problem.

Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in PARAGRAPHS 13 or 14 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Revolving Loan is made pursuant to this Agreement.


14. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

       (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A;

       (b) Borrower agrees to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than thirty
(30) days after each calendar month, copies of internally prepared financial statements of Borrower and its Subsidiaries, on a consolidated and consolidating, monthly and year-to-date basis including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower and its Subsidiaries, certified by the chief financial officer of Borrower and accompanied by an officer's certificate certifying that no Event of Default exists hereunder and (ii) no later than ninety (90) days after the end of the Borrower's Fiscal Years, annual financial statements of Borrower and its Subsidiaries on a consolidated and consolidating basis certified by independent certified public accountants selected by Borrower and reasonably satisfactory to LaSalle, together with such accountants' "management letter";

       (c) LaSalle, or any Persons designated by it, shall have the right, at any time, in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to PARAGRAPH 5(g) hereof in connection with LaSalle's examination of Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

       (d)    (i)    Borrower shall: keep the Collateral properly housed and
shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably, makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; PROVIDED, HOWEVER, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default;

              (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or cancelled; and

              (iii) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

       (e) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on EXHIBIT A or in any written notice to LaSalle pursuant to PARAGRAPH 13(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

       (f) all monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used solely for business purposes of Borrower;

       (g) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; PROVIDED, HOWEVER, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

       (h) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

       (i) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, and (C) any other indebtedness described in PARAGRAPH 13(q)(ii) hereof; or (ii) assume, guarantee or indorse, or otherwise become liable in connection with, the obligations of any Person, except by indorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

       (j) Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; Borrower shall not create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower shall not enter into any transaction outside the ordinary course of Borrower's business;

       (k) Borrower shall not (i) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement; PROVIDED, that Borrower may make payments and prepayments on Subordinated Debt if Borrower has satisfied the conditions set forth in PARAGRAPH 14(n)(v);

       (l) Borrower shall not make any loans to, or investment in, any Person, whether in cash, securities or other property of any kind, other than investments that are direct obligations of the United States;

       (m) Borrower shall not amend its organizational documents or change its Fiscal Year;

       (n) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

              (i) CONSOLIDATED TANGIBLE NET WORTH. Borrower and its Subsidiaries, on a consolidated basis, shall maintain at all times during the following fiscal periods, Tangible Net Worth in an amount not less than the amount set forth for such fiscal period: (A) for the six-month period ending December 31, 1999 a Tangible Net Worth of not less than the greater of (x) Five Million Two Hundred Thousand and no/100 Dollars ($5,200,000.00) or (y) ninety percent (90%) of Borrower's Tangible Net Worth as of June 30, 1999 (the "Initial TNW Amount"); and (B) for each fiscal year thereafter Tangible Net Worth shall increase, cumulatively, by the amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00);

              (ii) CONSOLIDATED INTEREST COVERAGE RATIO. Borrower and its Subsidiaries, on a consolidated basis, shall maintain for the periods set forth below a ratio of (A) EBITDA for such period to (B) interest expense for such period, of not less than 1.50 to 1.00: (1) as of December 31, 1999 for the semi-annual period then ended; (2) as of March 31, 2000, for the nine-month period then ended; (3) as of June 30, 2000, for the twelve-month period then ended; and (4) thereafter, as of the last day of each fiscal quarter thereafter for the twelve-month period then ended.

              (iii)  Consolidated Debt Service Coverage Ratio.  [RESERVED]

              (iv) CONSOLIDATED CAPITAL EXPENDITURES. Borrower and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures of an aggregate amount of more than One Million and no/100 Dollars ($1,000,000.00) during any fiscal year with not more than Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) of such Capital Expenditures in the form of capital lease obligations or similar financing obligations;

              (v) SUBORDINATED DEBT PAYMENTS. Except to the extent set forth below, Borrower shall not make payments on any Subordinated Debt, including, without limitation, the DGJ Debt or the Equipment Lease unless: (A) no Default or Event of Default shall have occurred or be continuing, (B) Borrower shall have Excess Availability in an amount not less than Three Hundred Thousand and no/100 Dollars ($300,000.00) after taking into account the payment then proposed to be made on the Subordinated Debt, and (C) the Borrower's required Consolidated Tangible Net Worth, as determined under the preceding subparagraph
(i), shall be not less than the amount then required both as of the date of, and after giving effect to, the proposed payment; PROVIDED, HOWEVER, that Borrower may make regularly scheduled, current payments under the Equipment Lease without satisfying the Excess Availability requirement under clause (B) above, but Borrower may not pay any amount under the Equipment Lease which was past due or delinquent as of the date of the initial funding of the Revolving Loan unless all of the foregoing conditions are satisfied. Subject to the terms and provisions of the Intercreditor Agreement dated August __, 1999 (the "Intercreditor Agreement"), the prohibitions on payment of Subordinated Debt shall not apply to DGJ's recovery of proceeds of the sale or disposition of the Creditor Equipment (as defined in the Intercreditor Agreement) as a result of the an Enforcement Action (as defined in the Intercreditor Agreement) by the holder(s) of the Subordinated Debt permitted under the Intercreditor Agreement.

       (o) Borrower shall reimburse LaSalle for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any amendments or modifications of this Agreement or the Other Agreements or other transactions between Borrower and LaSalle, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

       (p) Except for (I) management and consulting fees that are fair and reasonable to the Company and payable to Persons who are not Affiliates of Borrower, (II) fees payable to any or all directors of Borrower in an annual aggregate amount not to exceed Thirty-Six Thousand and no/100 Dollars ($36,000.00), and (III) salary, compensation, fees and other payments to Ivan Hughes in annual aggregate amount not to exceed Fifty-Two Thousand and no/100 Dollars ($52,000.00); Borrower shall not: (i) pay management or consulting fees to any Affiliate unless (x) no Event of Default shall have occurred and be continuing, or would be caused thereby, (y) Borrower has, both before and after the payment of such management and consulting fees, Excess Availability of not less than Three Hundred Thousand and no/100 Dollars ($300,000.00), and (z) the sum of the management or consulting fee proposed to be paid, together with all other management and consulting fees paid to Affiliates during the then-current Fiscal Year, does not in aggregate exceed fifteen percent (15%) of Borrower's net income before tax for the preceding Fiscal Year as determined in accordance with GAAP; (ii) make any loan to any Person except travel advances made to employees in the ordinary course of business and loans to employees not exceeding Ten Thousand and no/100 Dollars ($10,000.00) to any single Person and Twenty-Five Thousand and no/100 Dollars ($25,000.00) in the aggregate outstanding for all Persons at any one time; (ii) pay annual aggregate compensation, whether as salary, bonus or otherwise, to all officers of Borrower in excess of one hundred ten percent (110%) of the aggregate compensation in effect on the date of this Agreement for the first year and one hundred ten percent (110%) of the prior year's aggregate compensation amount for subsequent years. The aggregate annual compensation amount(s) shall be adjusted each year for the net addition or loss of officers;

       (q) Except with respect to the arrangements in effect as of the initial funding of the Revolving Loan under the Equipment Lease and the DGJ Debt, Borrower shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business in a manner and to an extent consistent with past practices of Borrower and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or such Subsidiary as are available from unaffiliated third parties;

       (r) Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect or the occurrence of any Default or Event of Default; and

       (s) Borrower shall not pay fees owed to DGJ, L.L.C. unless no Default or Event of Default shall have occurred and been continuing, and Borrower shall have Excess Availability in an amount not less than Three Hundred Thousand and no/100 Dollars ($300,000.00) after taking into account the payment then proposed to be made; this PARAGRAPH 14(s) shall not be construed to limit payments under the Equipment Lease or the DGJ Debt otherwise permitted under paragraph 14(n)(v) above.

15.    CONDITIONS PRECEDENT.

       (a) The obligation of LaSalle to fund the initial Revolving Loan is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

              (i) LaSalle shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE 15(a)(i) (the "Closing Agenda");

              (ii) Since June 30, 1999, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

              (iii) LaSalle shall have received payment in full of all fees and expenses payable to it by Borrower on or before the Closing Date;

              (iv) LaSalle shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Revolving Loans, if any, requested to be made on the Closing Date, and (B) the payment or reimbursement by Borrower of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a PRO FORMA basis the Excess Availability of Borrower shall not be less than Three Hundred Thousand and no/100 Dollars ($300,000.00);

              (v) LaSalle shall have received a certificate from Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, Borrower's outstanding trade payables were (and are) current and not past due in any material respect; and

              (vi) The Obligors shall have executed and delivered to LaSalle all documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby.

       After the Closing Date, the obligation of LaSalle to make any requested Revolving Loan is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:


              (vii) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

              (viii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

              (ix) Since June 30, 1999, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

       (a) the failure of any Obligor to pay when due, declared due, or demanded by LaSalle in accordance with the terms hereof, any of the Liabilities;

       (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, that with respect to any breach of the reporting requirements under PARAGRAPH 11 of this Agreement, Borrower shall have a grace period of five (5) days from the due date of any such report to cure such Event of Default;

       (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

       (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

       (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor,
(iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; PROVIDED, HOWEVER, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

       (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; PROVIDED, HOWEVER, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

       (g) the entry of any judgment or order in excess of $50,000.00 against any Obligor which remains unsatisfied or undischarged and in effect for sixty
(60) days after such entry without a stay of enforcement or execution;

       (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

       (i) the occurrence of an event of default under any other agreement or instrument evidencing indebtedness for borrowed money in excess of $50,000.00 executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound;

       (j)    a Change of Control shall have occurred; or

       (k) if any Reportable Event shall have occurred or any Benefit Plan shall be terminated within the meaning of title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, the PBGC shall institute proceedings to terminate any Benefit Plan, or there shall be a withdrawal from any Multiemployer Plan, and there shall be a Material Adverse Effect in the case of any event described in this PARAGRAPH 16(k); or

       (l) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect.

Notwithstanding anything contained in this PARAGRAPH 16 or contained in any other provision of this Agreement or Other Agreements to the contrary, in the event of the institution of any proceedings described in PARAGRAPH 16(e) hereof against Borrower, LaSalle shall not be obligated to make advances to Borrower during the sixty (60) day grace period provided in PARAGRAPH 16(e).


17.    REMEDIES UPON AN EVENT OF DEFAULT.

       (a) Upon the occurrence of an Event of Default described in PARAGRAPH 16(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

       (b) Upon the occurrence of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitatin, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect.

18. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or the use or intended use of the proceeds of the Loans; PROVIDED, HOWEVER, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of LaSalle shall be sent to it at LaSalle Business Credit, Inc., 135 South LaSalle Street, Suite 400, Chicago, IL 60603, Attention: District Credit Manager (if by telecopy to
(312) 904-0291), and in the case of Borrower shall be sent to (1) Borrower at its principal place of business as set forth on the first page of this Agreement (if by telecopy to (508) 822-6872), (2) DGJ, L.L.C., 600 Central Avenue, Suite 206, IL 60035, Attention: Gary Edidin (if by telecopy to (847) 509-1150) and
(3) Holleb & Coff, 55 East Monroe Street, Suite 4100, Chicago, IL  60603,
Attention:  Mark Glennon (if by telecopy to (312) 807-3900).

20. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to LaSalle for LaSalle's acceptance or rejection at LaSalle's principal place of business as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing, at said place of business. If so accepted by LaSalle, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE

COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

21. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the law firm of Holleb & Coff, whose address is set forth in Section 19 of this Agreement (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to LaSalle and who LaSalle has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to LaSalle agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

22. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interest, remedies, powers and/or duties thereunder. Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

23. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

24. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

25.    WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY

       (a) LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

       (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

       (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

       (d) LaSalle's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

       (e) Borrower has furnished and will furnish to LaSalle certain information concerning Borrower which Borrower has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). LaSalle confirms to the Borrower that it is LaSalle's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to Borrower under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, PROVIDED, HOWEVER, that (i) nothing contained herein shall prevent LaSalle from disclosing Confidential Information (A) to its Affiliates and their respective directors, officers, and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this PARAGRAPH 25(e); (B) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to, or under the authority of, any court deemed by it to be of competent jurisdiction; (C) to any actual or potential assignee of or participant in LaSalle's rights and obligations under this Agreement to the extent such actual potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this PARAGRAPH 25(e); and (D) as necessary in connection with the exercise of its remedies under this Agreement or any of the Other Agreements; (ii) the terms of this PARAGRAPH 25(e) shall be inapplicable to any information furnished to it which is in possession prior to the delivery to it of such information by Borrower or any other authorized Person, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of LaSalle's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower or any other authorized Person delivered it to LaSalle; and (iii) the determination by LaSalle as to the application of any of the circumstances described in the foregoing clauses (i) and (ii) will be conclusive and binding if made in good faith.

       (f) Notwithstanding SUBPARAGRAPH (e) above, Borrower consents to LaSalle publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this LOAN AND SECURITY AGREEMENT as of the 19th day of August, 1999.

                                 LASALLE BUSINESS CREDIT, INC.


                                 By:    /s/ William A. Stapel
                                    -----------------------------------------
                                   Title:    F.V.P.
                                         ------------------------------------


ATTEST:                          BPI PACKAGING TECHNOLOGIES, INC.

By:  /s/ Hanspeter Schulz          By:  /s/ James F. Koehlinger
   -----------------------            -------------------------------
     Title:    President           Title:    Chief Financial Officer
           ---------------               ----------------------------

                   EXHIBIT A  - BUSINESS AND COLLATERAL LOCATIONS


Attached to and made a part of that certain Loan and Security Agreement of even date herewith between BORROWER and LASALLE BUSINESS CREDIT, INC.

a. Borrower's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept):

     455 Somerset Avenue
     Building No. 3
     North Dighton, MA 02764


b. Other locations of Collateral owned by Borrower (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

     None.

                          SCHEDULE 1(A) - PERMITTED LIENS


Securities Purchase Agreement dated January 27, 1999 between Borrower and DGJ, L.L.C. providing for a loan by DGJ, L.L.C. to Borrower of $3,200,000 secured by all assets of Borrower, to be amended to include additional amounts currently being determined.

Lease dated January 27, 1999 from DGJ, L.L.C. to the Borrower covering certain equipment described in the Lease.

See attached chart.

[NOTE: THIS SCHEDULE 1(A) MAY BE AMENDED BASED ON FURTHER SEARCH RESULTS]

             UCC AND TAX LIEN SERACH RESULTS OF BPI TECHNOLOGIES, INC.


         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              188437        9/28/93    Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to P.C. Leasing, a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              539155        3/31/98    P.C. Leasing , a division of    Continuation of #188437
 the Commonwealth                                                        Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607683         2/2/99    DGJ, L.L.C.                    Assignment of #188437 to
 the Commonwealth                                                                                       DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              200388        11/29/93   Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to P.C. Leasing, a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              558833        6/22/98    P.C. Leasing, a division of     Continuation of #200388
 the Commonwealth                                                        Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607682         2/2/99    DGJ, L.L.C.                    Assignment of #200388 to
 the Commonwealth                                                                                       DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              218022        2/24/94    Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to P.C. Leasing, a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              575369         9/2/98    P.C. Leasing, a division of     Continuation of #218022
 the Commonwealth                                                        Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607681         2/2/99    DGJ, L.L.C.                     Assignment of #218022 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------

 Massachusetts Secretary of      X              238886         6/1/94    Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to P.C. Leasing, a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              603111        1/11/99    P.C. Leasing, a division of     Continuation of #238886
 the Commonwealth                                                        Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607680         2/2/99    DGJ, L.L.C.                     Assignment of #238886 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              258146         9/1/94    The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              276679        11/29/94   The CIT Group/Equipment         Amendment of #258146
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607674         2/2/99    DGJ, L.L.C.                     Assignment of #258146 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              258147         9/1/94    The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              277893        12/5/94    The CIT Group/Equipment         Amendment of #258147
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------


         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607669         2/2/99    DGJ, L.L.C.                     Assignment of #258147 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              258148         9/1/94    The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              276680        11/29/94   The CIT Group/Equipment         Amendment of #258148
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607670         2/2/99    DGJ, L.L.C.                     Assignment of #258148 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              258149         9/1/94    The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              276681        11/29/94   The CIT Group/Equipment         Amendment of #258149
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607671         2/2/99    DGJ, L.L.C.                     Assignment of #258149 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              262063        9/20/94    Textron Financial Corporation,  Equipment lease
 the Commonwealth                                                        Textron Capital Corporation, &
                                                                         affiliates "TEXTRON"
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607685         2/2/99    DGJ, L.L.C.                     Assignment of #262063 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              262863        9/23/94    The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              540327         4/3/98    The CIT Group/Equipment         Partial release of
 the Commonwealth                                                        Financing, Inc.                 #262863
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607672         2/2/99    DGJ, L.L.C.                     Assignment of #262863 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              268288        10/19/94   The CIT Group/Equipment         Specific equipment
 the Commonwealth                                                        Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607673         2/2/99    DGJ, L.L.C.                     Assignment of #268288 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              276883        11/30/94   Phoenixcor, Inc.                Equipment lease
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              282581        12/27/94   Phoenixcor, Inc.                Amendment of #276883
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607679         2/2/99    DGJ, L.L.C.                     Assignment of #276883 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              295116        2/27/95    USL Capital Corporation         Equipment owned or
 the Commonwealth                                                                                        hereafter acquired
                                                                                                         consisting of plastics
                                                                                                         manufacturing equipment
                                                                                                         subject to Proposal
                                                                                                         Letter dtd 1/25/95
--------------------------------------------------------------------------------------------------------------------------------


         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              300428        3/23/95    USL Capital Corporation         Amendment of #295116
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              312353        5/15/95    USL Capital Corporation         Amendment of #295116
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              331796        8/14/95    USL Capital Corporation         Amendment of #295116
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              369861        2/15/96    Mellon U.S. Leasing, a          Amendment of #295116
 the Commonwealth                                                        division of Mellon Leasing
                                                                         Corp., successor to USL
                                                                         Capital Corporation
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607686         2/2/99    DGJ, L.L.C.                     Assignment of #295116 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              298769        3/13/95    Cooney Industrial Trucks, Inc.  Specific equipment
 the Commonwealth                                                        assigned to Citicorp Dealer
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Finance
 Massachusetts Secretary of      X              308803        4/27/95    Cooney Industrial Trucks, Inc.  Specific equipment
 the Commonwealth                                                        assigned to Citicorp Dealer
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Finance
 Massachusetts Secretary of      X              311670        5/10/95    Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607678         2/2/99    DGJ, L.L.C.                     Assignment of #311670 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              324579        7/10/95    Cooney Industrial Trucks, Inc.  Specific equipment
 the Commonwealth                                                        assigned to Citicorp Dealer
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Finance
 Massachusetts Secretary of      X              328112        7/26/95    Wentworth Capital Corporation   Equipment lease
 the Commonwealth                                                        assigned to Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607677         2/2/99    DGJ, L.L.C.                     Assignment of #328112 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              357684        12/15/95   Phoenixcor, Inc.                Equipment lease
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              368512         2/8/96    Phoenixcor, Inc.                Continuation of #357684
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607676         2/2/99    DGJ, L.L.C.                     Assignment of #357684 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              367999         2/7/96    Charter Financial, Inc.         Specific equipment
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              384841        4/24/96    Charter Financial, Inc.         Amendment of #367999
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607965         2/3/99    DGJ, L.L.C.                     Assignment of #367999 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              404022        7/17/96    FINOVA Capital Corporation      Equipment lease
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------

 Massachusetts Secretary of      X              607675         2/2/99    DGJ, L.L.C.                     Assignment of #404022 to
 the Commonwealth                                                                                        DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              430711        11/20/96   Foothill Capital Corporation    Equipment lease
 the Commonwealth
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              574309        8/28/98    United Credit Patriot Funding   Assignment of #430711
 the Commonwealth                                                        United Credit Corporation
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              617643        3/18/99    Franklin Capital Corporation    Assignment of #430711
 the Commonwealth                                                        and DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              430712        11/20/96   Foothill Capital Corporation    Accounts, contract
 the Commonwealth                                                                                        rights, general
                                                                                                         intangibles, instruments,
                                                                                                         documents, leases,
                                                                                                         chattel paper, inventory
                                                                                                         and all the proceeds
                                                                                                         thereof.
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              574310        8/28/98    United Credit Patriot Funding   Assignment of #430712
 the Commonwealth                                                        United Credit Corporation
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              638204        6/10/99    DGJ, L.L.C.                     Assignment of #430712 to
 the Commonwealth                                                                                        DGJ, L.L.C.
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              443442        1/21/97    Caterpillar Financial Services  Equipment lease
 the Commonwealth                                                        Corporation
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              456078        3/21/97    Caterpillar Financial Services  Specific equipment
 the Commonwealth                                                        Corporation
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              463979        4/25/97    Caterpillar Financial Services  Specific equipment
 the Commonwealth                                                        Corporation
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              573279        8/24/98    Patriot Funding, division of    Accounts, contract
 the Commonwealth                                                        United Credit Corporation       rights, chattel paper,
                                                                                                         general intangibles and
                                                                                                         merchandise returns,
                                                                                                         inventory and proceeds
                                                                                                         and books and records
                                                                                                         relating to the
                                                                                                         foregoing.
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              617642        3/18/99    Franklin Capital Corporation    Assignment of #573279
 the Commonwealth                                                        and DGJ, L.L.C.
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              538442        3/26/98    Phoenixcor, Inc.                Specific equipment
 the Commonwealth
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              607684         2/2/99    DGJ, L.L.C.                     Assignment of #538442 to
 the Commonwealth                                                                                        DGJ, L.L.C.
---------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------

 Massachusetts Secretary of      X              604995        1/21/99    DGJ, L.L.C./Franklin Capital    Accounts, chattel paper,
 the Commonwealth                                                        Corporation                     documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and proceeds,
                                                                                                         profits or products
                                                                                                         relating to the
                                                                                                         foregoing.
--------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              606348        1/27/99    Franklin Capital Corporation    Accounts, chattel paper,
 the Commonwealth                                                                                        documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and proceeds,
                                                                                                         profits or products
                                                                                                         relating to the
                                                                                                         foregoing.
---------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              606349        1/27/99    DGJ, L.L.C.                     Accounts, chattel paper,
 the Commonwealth                                                                                        documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and proceeds,
                                                                                                         profits or products
                                                                                                         relating to the
                                                                                                         foregoing.
----------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              615018         3/8/99    Fina Oil and Chemical Company   Secured Party's security
 the Commonwealth                                                                                        interest is subordinate
                                                                                                         to DGJ, L.L.C. and
                                                                                                         Franklin Capital
                                                                                                         Corporation pursuant to
                                                                                                         the Subordination
                                                                                                         Agreement dtd 1/27/99
----------------------------------------------------------------------------------------------------------------------------------
 Massachusetts Secretary of      X              049145        11/12/96   Massachusetts Secretary of      State tax lien in the
 the Commonwealth                                                        State                           amount of $154,989.80
----------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-331        9/29/93    Wentworth Capital Corporation   Equipment lease
 Massachusetts                                                           assigned to P.C. Leasing, a
                                                                         division of Phoenixcor, Inc.
----------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-8          4/7/98    P.C. Leasing, a division of     Continuation of #14-331
 Massachusetts                                                           Phoenixcor, Inc.
----------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-25         3/1/99    DGJ, L.L.C.                     Assignment of #14-331 to
 Massachusetts                                                                                           DGJ, L.L.C.
----------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X              14-345        11/30/93   Wentworth Capital Corporation   Equipment lease
 Massachusetts                                                           assigned to P.C.Leasing, a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-23        6/25/98    P.C.Leasing, ad division of     Continuation of #14-345
 Massachusetts                                                           Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-24         3/1/99    DGJ, L.L.C.                     Assignment of #14-345 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X              14-358         3/4/94    Wentworth Capital Corporation   Equipment lease
 Massachusetts                                                           assigned to P.C. Leasing , a
                                                                         division of Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-54        10/13/98   P.C. Leasing, a division of     Continuation of #14-358
 Massachusetts                                                           Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-23         3/1/99    DGJ, L.L.C.                     Assignment of #14-358 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-393         6/3/94    Wentworth Capital Corporation   Specific equipment
 Massachusetts                                                           assigned to P.C. Leasing, a
                                                                         division of Phoenxicor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-1         1/13/99    P.C. Leasing, a division of     Continuation of #14-393
 Massachusetts                                                           Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-22         3/1/99    DGJ, L.L.C.                     Assignment of #14-393 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-430         9/9/94    The CIT Group/Equipment         Specific equipment
 Massachusetts                                                           Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-15        2/22/99    DGJ, L.L.C.                     Assignment of #14-430 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-431        9/20/94    Textron Financial Corporation,  Specific equipment
 Massachusetts                                                           Textron Capital Corporation &
                                                                         affiliates "TEXTRON"
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-58         6/8/99    Textron Financial Corporation,  Continuation of #14-431
 Massachusetts                                                           Textron Capital Corporation &
                                                                         affiliates "TEXTRON"
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-60         6/8/99    DGJ, L.L.C.                     Assignment of #14-431 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-437        10/19/94   The CIT Group/Equipment         Specific equipment
 Massachusetts                                                           Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X               99-13        2/22/99    DGJ, L.L.C.                     Assignment of #14-437 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-440        11/29/94   The CIT Group/Equipment         Specific equipment
 Massachusetts                                                           Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X               99-16        2/22/99    DGJ, L.L.C.                     Assignment of #14-440 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-441        11/30/94   Phoenixcor, Inc.                Property set forth in
 Massachusetts                                                                                           Lease dtd 11/10/94. See
                                                                                                         attached.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-458        12/28/94   Phoenixcor, Inc.                Amendment of #14-441
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town  Clerk - North Dighton,    X               99-21         3/1/99    DGJ, L.L.C.                     Assignment of #14-458 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-447        12/14/94   Citizens Savings Bank           Accounts, inventory, and
 Massachusetts                                                                                           general intangibles.
                                                                                                         Debtor listed as RC
                                                                                                         America, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-467        2/27/95    USL Capital Corporation         Equipment lease
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-473        3/24/95    USL Capital Corporation         Amendment of #14-467
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-495        5/18/95    USL Capital Corporation         Amendment of #14-467
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X              14-507        8/16/95    USL Capital Corporation         Amendment of #14-467
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-537         2/8/96    USL Capital Corporation         Amendment of #14-467
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-12        2/22/99    DGJ, L.L.C.                     Assignment of #14-467 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-471        3/14/95    Cooney Industrial Trucks, Inc.  Specific equipment
 Massachusetts                                                           assigned to Citicorp Dealer
                                                                         Finance
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Digthon,     X              14-485        4/27/95    Cooney Industrial Trucks, Inc.  Specific equipment
 Massachusetts                                                           assigned to Citicorp Dealer
                                                                         Finance
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-494        5/10/95    Wentworth Capital Corporation   Property set forth in
 Massachusetts                                                           assigned to Phoenixcor, Inc.    Lease dtd 4/20/95.  See
                                                                                                         attached.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-20         3/1/99    DGJ, L.L.C.                     Assignment of #14-494 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-502        7/11/95    Cooney Industrial Trucks, Inc.  Specific equipment
 Massachusetts                                                           assigned to Citicorp Dealer
                                                                         Finance
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-506        7/31/95    Wentworth Capital Corporation   Equipment lease
 Massachusetts                                                           assigned to Phoenixcor, Inc.
--------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-19         3/1/99    DGJ, L.L.C.                     Assignment of #14-506 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-527        12/18/95   Phoenixcor, Inc.                Property set forth in
 Massachusetts                                                                                           Lease dtd 12/7/95.  See
                                                                                                         attached.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-536         2/8/96    Phoenixcor, Inc.                Amendment of #14-527
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-18         3/1/99    DGJ, L.L.C.                     Assignment of #14-527 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-535         2/7/96    Charter Financial, Inc.         Various equipment
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-544        4/25/96    Charter Financial, Inc.         Amendment of #14-535
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-29         3/9/99    DGJ, L.L.C.                     Assignment of #14-535 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-563        7/19/96    FINOVA Capital Corporation      Specific equipment
 Massachusetts
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-26         3/1/99    DGJ, L.L.C.                     Assignment of #14-563 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-576        11/21/96   Foothill Capital Corporation    Accounts, contract
 Massachusetts                                                                                           rights, general
                                                                                                         intangibles, instruments,
                                                                                                         documents, chattel paper,
                                                                                                         inventory and the
                                                                                                         proceeds thereof. Debtor
                                                                                                         name listed as RC
                                                                                                         America, Inc.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-45        8/28/98    United Credit Patriot           Assignment of #14-576
 Massachusetts                                                           Funding/United Credit
                                                                         Corporation
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-39        3/26/99    Franklin Capital Corporation    Assignment of #14-576
 Massachusetts                                                           and DGJ, L.L.C.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-578        11/21/96   Foothill Capital Corporation    Accounts, inventory,
 Massachusetts                                                                                           chattel paper, general
                                                                                                         intangibles, instruments
                                                                                                         and documents and the
                                                                                                         proceeds thereof.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-44        8/28/98    United Credit Patriot           Assignment of #14-578
 Massachusetts                                                           Funding/United Credit
                                                                         Corporation
---------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X               99-38        3/26/99    Franklin Capital Corporation    Assignment of #14-578
 Massachusetts                                                           and DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               97-8          1/2/97    Caterpillar Financial Services  Specific equipment
 Massachusetts                                                           Corporation
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               97-18        3/24/97    Caterpillar Financial Services  Specific equipment
 Massachusetts                                                           Corporation
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               97-24        4/28/97    Caterpillar Financial Services  Specific equipment
 Massachusetts                                                           Corporation
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X              14-432        9/26/94    The CIT Group/Equipment         Specific equipment
 Massachusetts                                                           Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               98-7          4/3/98    The CIT Group/Equipment         Partial Release of #14-
 Massachusetts                                                           Financing, Inc.                 432
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-14        2/22/99    DGJ, L.L.C.                     Assignment of #14-432 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-17        2/22/99    DGJ, L.L.C.                     Assignment of #14-432 to
 Massachusetts                                                                                           DGJ, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------

 Town Clerk - North Dighton,     X               98-47        8/31/98    Patriot Funding, division of    Accounts, contract
 Massachusetts                                                           United Credit Corporation       rights, chattel paper,
                                                                                                         general intangibles,
                                                                                                         inventory and proceeds
                                                                                                         and books and records
                                                                                                         related to the foregoing.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-40        3/26/99    Franklin Capital Corporation    Assignment of #98-47
 Massachusetts                                                           and DGJ, L.L.C.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-5         1/22/99    DGJ, L.L.C. and Franklin        Accounts, chattel paper,
 Massachusetts                                                           Capital Corporation             documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and all
                                                                                                         proceeds, profits or
                                                                                                         products of any or all of
                                                                                                         the foregoing.
----------------------------------------------------------------------------------------------------------------------------------



         Jurisdiction           UCC      TL   Filing No.       Filing            Secured Party                   Collateral
                                                                Date
--------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-7         1/27/99    Franklin Capital Corporation    Accounts, chattel paper,
 Massachusetts                                                                                           documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and all
                                                                                                         proceeds, profits or
                                                                                                         products of any or all of
                                                                                                         the foregoing.
---------------------------------------------------------------------------------------------------------------------------------
 Town Clerk - North Dighton,     X               99-8         1/27/99    DGJ, L.L.C.                     Accounts, chattel paper,
 Massachusetts                                                                                           documents, equipment,
                                                                                                         general intangibles,
                                                                                                         instruments, investment
                                                                                                         property and all
                                                                                                         proceeds, profits or
                                                                                                         products of any or all of
                                                                                                         the foregoing.
---------------------------------------------------------------------------------------------------------------------------------


                            SCHEDULE 13(I) - LITIGATION

Ronald V. Caulfield, through his attorney, has sent correspondence to the Borrower suggesting that he may file a lawsuit against the Borrower for past due severance pay equal to two years' base salary allegedly owed him by the Borrower upon his resignation. As of the date hereof, no claim has been filed by Mr. Caulfield against the Borrower.

On July 9, 1998, the Borrower sent written notice to Dennis Caulfield proposing to terminate his employment with the Borrower for "cause." Mr. Caulfield sent a letter the subsequent day disputing the termination but resigning as President and Chairman of the Borrower. Mr. Caulfield's employment agreement provides for the payment of five (5) years' base salary if his employment is terminated without "cause" as defined in the employment agreement.

Natalie T. Dion, Administratix of the Estate of John A. Dion, filed a complaint against the Borrower on or about December 1997. The plaintiff, the administratix of a former temporary employee of the Borrower, has alleged counts of wrongful death, conscious pain and suffering, gross negligence and willful, wanton and reckless conduct relating to an accident which occurred during Mr. Dion's employment. The plaintiff alleges damages of up to $3,000,000. The Borrower has a Commercial General Liability Policy with the United States Fire Insurance Company with a per occurrence limit of $1,000,000. United States Fire Insurance Company has retained counsel for the Borrower to defend against the plaintiff's claims.

The Borrower's subsidiary, Market Media, Inc., has received a letter from an attorney representing Brenda Brasiel stating that Ms. Brasiel suffered injuries when she tripped and fell on a raised advertisement tile which Market Media, Inc. may have installed at a Winn Dixie store in Georgia. Although Market Media, Inc. believes that it is not responsible for the injuries incurred by Ms. Brasiel, it has insurance in place which covers approximately $6,000,000 per personal injury claim.

The Borrower has received correspondence from Lehmacher, a German-based manufacturing entity, stating that the Borrower owes Lehmacher approximately 300,000 deutsche marks, the balance due from the sale of machinery to the Borrower. The Borrower is currently inquiring into the substance of such a claim but believes that it owes, at the most, 166,000 deutsche marks, which has been recognized under accrued expenses in the Borrower's financial statements. The balance represents the amount allegedly due for purchase commitment for machinery and parts.

The Borrower has received a Notice of Assessment from the Massachusetts Department of Revenue of a tax liability in the amount of approximately $150,000 resulting from sales tax assessed on the Borrower's purchase of manufacturing equipment from 1992 to 1994. The Borrower believes that it does not owe such tax and intends to dispute this notice. Payment of $19,500 has been sent to the Massachusetts Department of Revenue and the Borrower has hired a sales tax specialist to dispute the claim and an appeal has been filed. A hearing before the tax appeal court is scheduled for June, 2000.

The Borrower has not yet filed its federal and state income tax reports for its Fiscal Year 1998. The Borrower did not realize income for its Fiscal Year 1998 and, therefore, believes that it will not incur any fines for its late filing.

A notice of potential claim has been sent by a group of investors to both the Borrower and its insurance carrier alleging that the Borrower's former management made misrepresentations concerning registration rights attendant to the securities purchased by them pursuant to Regulation D of the Securities Act of 1933, as amended. The Borrower believes that any settlement in connection with this potential claim will not have a material effect on its operations.

On or about March 17, 1998, Eastern Freightways filed suit against the Borrower in the Bristol County Court, New Bedford District, Case No. 9833 CV 0280 for services provided in the amount of $5,712.00. The Borrower answered the suit on April 15, 1998. Judgment, including costs and attorneys' fees, was entered on August 12, 1998 in the amount of $7,833.89. On October 8, 1998, Eastern Freightways filed motions to compel production of documents and answers to interrogatories. A hearing was scheduled on such motions for October 29, 1998. On October 27, 1998, an offer of settlement was proposed. On November 9, 1998, the settlement offer of $2,284.80 was accepted. A check in that amount was sent on January 29, 1999 to counsel for Eastern Freightways. On May 26, 1999, Eastern Freightways forwarded its release to the Borrower. The Borrower is waiting for the stipulation of dismissal of the case and the stipulation to vacate judgment.

On or about September 17, 1998, Maxaldan Realty, L.P. filed a complaint in Bristol District Court, Fall River Division alleging the Borrower's failure to pay rent in the amount of $227,951.06. An answer was filed on October 13, 1998 and trial of this eviction matter was continued to October 29, 1998. As of December 31, 1998, the trial date was rescheduled to January 14, 1999. As of this date, the matter has been settled and counsel is awaiting the filed stipulation of dismissal.

On or about March 20, 1998, New England Motor Freight, Inc. filed a complaint in the Bristol County, New Bedford District Court, Case No. 9833 CV 0301 alleging that the Borrower refused to pay approximately $53,012.67 for services provided to the Borrower. The Borrower filed an answer to the suit on April 14, 1998. Judgment, including interest, costs and attorneys' fees, was entered on August 12, 1998 in the amount of $71,662.43. On October 8, 1998, New England Motor Freight, Inc. filed motions to compel production of documents and answers to interrogatories. On October 27, 1998, a proposed settlement was offered to New England Motor Freight, Inc. On November 9, 1998, settlement was accepted in the amount of $5,616.25. On January 29, 1999, a check in the amount of $5,616.25 was paid to New England Motor Freight, Inc. through its attorney. On February 5, 1999, the Borrower forwarded its executed release. On May 26, 1999, New England Motor Freight, Inc. forwarded its release to the Borrower. The Borrower is awaiting the stipulation of dismissal of the case and stipulation to vacated judgment.

On or about June 24, 1999, Textron Financial Corporation filed a complaint in the Bristol County Superior Court, Case No. B99-824 naming Citizens Bank of Rhode Island as defendant. Textron Financial Corporation seeks to collect $317,000 under a letter of credit issued by Citizens Bank of Rhode Island to Textron Financial Corporation in order to partially secure certain equipment lease payments due to Textron Financial Corporation from the Borrower. Citizens Bank of Rhode Island has filed an answer alleging the letter of credit has been terminated prior to Textron Financial Corporation's attempt to draw on it. Citizens Bank of Rhode Island has given the Borrower notice that it intends to file a third party complaint in which it shall seek a judgment that the Borrower must indemnify it for any judgment entered on Textron Financial Corporation's behalf. The Borrower intends to defend any such indemnification claim vigorously. It is impossible for special counsel to the firm, Wilson & Orcutt, to assess the likelihood of an unfavorable outcome.

On or about March 19, 1998, Jonathan D. Yeltin, Chapter 7 Trustee for Rich's Department Stores, Inc., filed an adversary proceeding in the United States Bankruptcy Court, District of Massachusetts, Case No. 98-1402, against RC America, Inc., a wholly owned subsidiary of the Borrower, in which he sought to recover $10,241 paid by Rich's Department Stores, Inc. to RC America, Inc., allegedly as a preferential payment. Counsel for the Chapter 7 Trustee has indicated a potential claim in that amount against the Borrower based upon an allegation that the Borrower benefited from the payment. The parties are in the midst of exchanging factual information and documents in an effort to seek to reach agreement as to whether the Borrower has any liability. To date, no such agreement has been reached. Should the Chapter 7 Trustee add the Borrower as a defendant, it is impossible for us to assess the likelihood of an unfavorable outcome.

On August 13, 1998, the Borrower received notice from counsel for Donohue Meehan Publishing demanding that the outstanding balance of $16,511.88 be paid. On October 27, 1998, the Borrower offered a settlement to Donohue Meehan Publishing. On January 29, 1999, a check in the amount of $5,520, representing settlement of this matter, was sent to Donohue Meehan Publishing's counsel. The Borrower is awaiting a release in this matter.

On May 2, 1998, the Borrower received notice from counsel for Reliance Electric Co. demanding that an outstanding balance of $1,701.27 be paid. On October 27, 1998, the Borrower made an offer of settlement. On November 9, 1998, the offer of settlement was accepted. On January 29, 1999, a check in the amount of $334.90 was forwarded to Reliance.

                           SCHEDULE 13(Q) - INDEBTEDNESS


See Schedule 1(A) - Permitted Liens.

Agreements with most of the Borrower's unsecured creditors that provide a non-interest bearing agreement to pay the balances over a three-year period in monthly installments.

Other indebtedness being discharged at closing.

      SCHEDULE 13(S) - PARENTS, SUBS, JOINT VENTURES AND PARTNERSHIPS

Borrower had two (2) wholly-owned subsidiaries:

Market Media, Inc.
RC America, Inc.

Borrower suspended operations of each of the subsidiaries on or about June 29, 1998.

                                   SCHEDULE 13(U)


The company is in violation of the terms of certain of its previous private placements to file within a specified term a registration statement with the Securities and Exchange Commission relating to the registration of the shares of Common Stock (the "Shares") and shares of Common Stock underlying warrants (the "Warrant Shares") issued in such private placements. The Shares and the Warrant Shares issued in such private placements totaled 6,641,125 and 1,767,000, respectively.

                    SCHEDULE 13(X) - BENEFIT PLAN NON-COMPLIANCE


None.